Exhibit 99.1

Behringer Harvard REIT I, Inc. Quarterly Update – First Quarter 2012 United Plaza, Philadelphia, PA

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. 2

Forward-Looking Statements Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; our ability to renew expiring leases and lease vacant spaces at favorable rates or at all; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; the availability of cash flow from operating activities to fund distributions and capital expenditures; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs; our ability to strategically dispose of assets on favorable terms; our level of debt and the terms and limitations imposed on us by our debt agreements; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; changes in the level of financial assistance or support provided by our sponsor or its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and, factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. 3

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 4

First Quarter 2012 Summary Increased occupancy from 84% at December 31 to 85% at March 31 Leased 890,000 square feet resulting in positive net absorption of 184,000 square feet Renewed 66% of the 706,000 square feet of expiring leases Completed 425,000 square feet of new and expansion leasing representing 48% of total square feet leased Achieved rental rates 7% above expiring rental rates Strategically exited two non-core properties comprising 613,000 square feet 5

Portfolio Characteristics As of March 31, 2012 55 properties 20.0 million square feet* 85% occupancy* 29 markets *Represents our pro rata ownership share 10 & 120 Riverside, Chicago, IL 6

Portfolio Characteristics – Core and Non-Core Properties As of March 31, 2012: Core Properties 26 operating properties 13.8 million square feet* 89% occupancy* 12 markets Non-Core Properties 29 operating properties 6.2 million square feet* 76% occupancy* 17 markets *Represents our pro rata ownership share 7

8 Largest Markets – by Percent of Net Operating Income Properties owned as of March 31, 2012 8

The Economy: April 2012 Sources: Bureau of Economic Analysis, Bureau of Labor Statistics, Thomson Reuters/University of Michigan Surveys of Consumers First Quarter 2012 U.S. economy added 803,000 jobs in the first four months of 2012 The four-week average of initial unemployment claims, a leading indicator for employment growth, signals stronger employment growth However, Europe debt crisis remains unresolved with 11 European countries now in recession and political turmoil over austerity measures Although far from robust, the U.S. economy continues to expand Q1 2012, GDP +2.2% (advance estimate) Unemployment Rate: 8.1% (April 2012) The Consumer Thomson Reuters/University of Michigan consumer sentiment index: 76.4 (April 2012) with the preliminary May index up to 77.8 Improvement in confidence is primarily driven by belief that jobs will become more plentiful, gasoline prices will continue to edge downward and home prices will stabilize. 9

Consumer Sentiment Up in May Source: Bloomberg, Thomson-Reuters/University of Michigan Surveys of Consumers Consumer Sentiment (Index) 10

Post-Recession Employment Slowly Recovering 11

Leading Indicators Improving at Moderate Pace Source: Conference Board, National Bureau of Economic Research, Bloomberg Index (2004=100) Recessions The Conference Board Leading Economic Index® The Conference Board Coincident Economic Index® ® Registered Trademark of The Conference Board Inc. 12

Funds from Operations (FFO*) and Modified Funds from Operations (MFFO*) FFO available to common shareholders for the first quarter 2012 was $22.2 million, or $0.07 per diluted share MFFO available to common shareholders for the first quarter 2012 was $7.5 million, or $0.03 per diluted share Excludes $7.6 million straight-line rent adjustment (including free rent) Excludes $3.6 million gain on troubled debt restructuring Excludes $3.5 million amortization of above / below market rent intangibles, net 13 *Reconciliations of net loss to FFO and MFFO are contained in the Current Report on Form 8-K that was filed on May 18, 2012

Same store occupancy was 84% at the end of each period Includes 51 properties comprising 18.7 million square feet Same store cash NOI* for first quarter 2012 was $48.6 million Decreased $4.0 million, or 7.5%, as compared to first quarter 2011 Same store property revenue in first quarter 2012 totaled $103.1 million Decreased $0.5 million, or 0.5%, as compared to first quarter 2011 primarily due to increased amount free rent related to recent leasing activity Same store property expenses in first quarter 2012 were $54.5 million Increased $3.5 million, or 6.8%, as compared to first quarter 2011 primarily due to: Lower prior period bad debt expense resulting from collection in 2011 of receivables previously written off Higher current period bad debt expense related to MF Global bankruptcy Lower prior period real estate tax expense due to refunds received in 2011 Partially offset by current period savings in utilities and grounds expenses due to mild winter weather Same Store Results – 1st Quarter 2012 vs. 1st Quarter 2011 14 *Reconciliations of net loss to same store cash NOI are contained in the Current Report on Form 8-K that was filed on May 18, 2012

Same store occupancy was 85% at March 31, 2012 Increased 100 basis points from 84% at December 31, 2011 Includes 52 properties comprising 19.0 million square feet Same store cash NOI* for first quarter 2012 was $48.0 million Decreased $2.7 million, or 5.3%, as compared to fourth quarter 2011 Same store property revenue in first quarter 2012 totaled $103.3 million Decreased $5.3 million, or 4.9%, as compared to fourth quarter 2011 primarily due to: Increased amount of free rent related to recent leasing activity Reduction in collection of recoverable operating expenses from tenants as a result of the reductions achieved in property operating costs Same store property expenses in first quarter 2012 were $55.2 million Decreased $2.6 million, or 4.5%, as compared to fourth quarter 2011 primarily due to: Higher prior period property operating expenses related to end of year property maintenance projects Partially offset by increases in bad debt expense as a result of a MF Global bankruptcy and increases in real estate tax assessments Same Store Results – 1st Quarter 2012 vs. 4th Quarter 2011 15 *Reconciliations of net loss to same store cash NOI are contained in the Current Report on Form 8-K that was filed on May 18, 2012

Leasing Cost Analysis – Q1 2012 Total of $32.4 million in leasing costs Renewals 465,000 square feet $8.8 million, or $3.41 per square foot per year of lease term, in tenant improvement and commission costs 5.6 years average term Expansions 202,000 square feet $9.0 million, or $5.78 per square foot per year of lease term, in tenant improvement and commission costs 7.7 years average term New leases 223,000 square feet $14.6 million, or $5.37 per square foot per year of lease term, in tenant improvement and commission costs 12.1 years average term Note: These figures include our pro rata share of leasing activity at all properties. 16 One Financial Place, Chicago, IL

Objectives Strategic Objectives The Company’s strategic objectives are: to preserve, protect and return stockholders’ capital contributions; to maximize cash distributions paid to stockholders; to realize growth in the value of our investments upon the ultimate sale of these investments; and to provide liquidity to our stockholders. 17

Business Strategy – Position the Portfolio for Strategic Flexibility Conserve Cash Like other owners of commercial real estate, our cash flow has been negatively impacted by increased vacancy and lower rental rates. The cash needs of the portfolio relating to 2011 debt maturities were significant, and the costs of leasing space continues to be high. As of March 31, we had approximately $19.7 million of unrestricted cash, $89.8 million of restricted cash and $298.0 million drawn on our $340 million credit facility. Continuing our efforts to conserve cash should enable us to achieve our leasing objectives, fund our capital costs and continue deleveraging the portfolio, as well as take advantage of other opportunities to create stockholder value. 18

Business Strategy – Position the Portfolio for Strategic Flexibility Cull the Portfolio A focused effort in 2012 to exit certain non-core or non-strategic assets should enable us to: further deleverage the portfolio; and position the fund for liquidity opportunities for stockholders Troubled, non-core assets – 2.5 million square feet anticipated to be exited over the next 12 to 18 months Non-troubled, non-strategic assets – 900,000 square feet in various stages of the sales process 19

Business Strategy – Position the Portfolio for Strategic Flexibility Strengthen the Balance Sheet Pro rata share of outstanding debt at March 31 totaled $2.402 billion, a decrease from $2.414 billion at December 31 Leverage based on our December 2011 estimated real estate value stood at approximately 65% at March 31 Exiting 2.5 million square feet of troubled, non-core assets should enable us to further reduce leverage by approximately 2.5% Selling 900,000 square feet of non-troubled, non-strategic assets should generate approximately $112 million in net cash proceeds to be used to further delever the balance sheet 20

Business Strategy – Position the Portfolio for Strategic Flexibility Increase Occupancy 890,000 square feet leased in the first quarter resulting in positive net absorption of 184,000 square feet. Second quarter occupancy is expected to remain relatively flat at 85%. Third quarter lease expirations include two known vacates totaling 396,000 square feet creating downward pressure on occupancy. Despite these known vacates, scheduled lease expirations for 2012 and 2013 are modest at 8.4% per year providing us an opportunity to drive occupancy increases over the next two years. 21

Behringer Harvard REIT I, Inc.



250 West Pratt
Baltimore, MD
Colorado Building
Washington, DC
1650 Arch Street
Philadelphia, PA
500 East Pratt Street
Baltimore, MD
5 & 15 Wayside
Burlington, MA
1325 G Street,
Washington, DC
One BriarLake Plaza
Houston, TX
Energy Centre
New Orleans, LA
The Wanamaker Building
Philadelphia, PA
One Financial Place
Chicago, IL
222 S. Riverside
Chicago, IL
Three Eldridge Place
Houston, TX
One & Two Eldridge Place
Houston, TX
United Plaza
Philadelphia, PA
Three Parkway
Philadelphia, PA

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 23

Playback Information Representatives may log on to the protected portion of the Behringer Harvard website using their DST Vision ID for a playback of today’s call Shareholders should call toll free (855) 859-2056 and use passcode 25754718 Presentation available on our website at www.behringerharvard.com under the heading ‘SEC Filings’ for the Form 8-K filing made today 24